                                                                    Exhibit 3(a)


                                     AMENDED

                            ARTICLES OF INCORPORATION

                                       OF

                              PEOPLES BANCORP, INC.


         The undersigned, E. Roy Owens, whose post office address is P.O. Box 210, Chestertown, Maryland 21620-0210, being at least eighteen years of age does under, and by virtue of the general laws of the State of Maryland, authorizing the formation of corporations, hereby adopts these Amended Articles of Incorporation, as Incorporator, without shareholder approval, no stock being outstanding or having been subscribed for, and prior to the organizational meeting of the Board of Directors and does hereby state as follows:

                                     FIRST:

The name of the corporation is Peoples Bancorp, Inc.

                                     SECOND:

The purposes for which the corporation is formed are:

         To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

                                     THIRD:

The address of the principal office of the corporation in this state is Peoples Bancorp, Inc., 100 Spring Avenue, Chestertown, Maryland 21620, P. O. Box 210, Chestertown, Maryland 21620-0210. The name of the resident agent of the corporation in this state is Mr. E. Roy Owens, and the address of the resident agent is 100 Spring Avenue, Chestertown, Maryland 21620, P. O. Box 210, Chestertown, Maryland 21620-0210.

                                     FOURTH:

The total number of shares of capital stock which the corporation shall have authority to issue is one million (1,000,000) shares, $10.00 par value, all of one class of common stock, having an aggregate par value of Ten Million Dollars ($10,000,000).

                                     FIFTH:

The number of directors of the corporation shall be twelve (12). The number of directors may be increased or decreased in accordance with the bylaws of the corporation. The names and addresses of the directors, who shall act as such until the next annual meeting of the stockholders of the corporation or until their successors are duly elected and qualified are:

Olin S. Davis, Jr.
33960 Sassafras Coldwell Road
Galena, MD  21635

Herman E. Hill, Jr.
5376 Eastern Neck Road
Rock Hall, MD 21661

Elmer E. Horsey
19 Byford Court
Chestertown, MD  26120

Arthur E. Kendall
21178 Sharp Street
Rock Hall, MD 21661

P. Patrick McClary
660 Budds Landing Road
Cecilton, MD 21913

Robert A. Moore
23441 Cacaway Farm Lane
Chestertown, MD 21620

E. Roy Owens
205 David Drive
Chestertown, MD  21620

Alexander P. Rasin, III
205 Richard Drive
Chestertown, MD 21620

Stefan R. Skipp
924 Placid Court
Arnold, MD  21012

Thomas G. Stevenson
25209 Dugdale Lane
Chestertown, MD 21620

Elizabeth A. Strong
22590 Goose Hollow Drive
Chestertown, MD 21620

William G. Wheatley
10950 St. James-Newtown Road
Worton, MD  21678

                                     SIXTH:

To the maximum extent that Maryland law, in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this provision, nor the adoption or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this provision, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurs prior to such amendment, repeal or adoption.

IN WITNESS WHEREOF, the undersigned incorporator of Peoples Bancorp, Inc., who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

Dated this 10th day of December, 1996.



                                    By: /s/ E. Roy Owens
                                        -----------------------------------
                                            E. Roy Owens, Incorporator